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EXHIBIT 99.1




                       ANNUAL STATEMENT AS TO COMPLIANCE



The undersigned certifies that she is an Assistant Vice President of GreenPoint Credit Corp. (the "Servicer") and that, as such, she is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 4.20 of the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1998 between GreenPoint Credit Corp., Contract Seller and Sevicer and The First National Bank of Chicago, as Trustee of the Trust 1998-1, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) and further certifies that:

1. I have reviewed the activities for the period ending December 31, 1998 and performance under this agreement has been made under such officer's supervision under Section 4.20 of the Agreement; and

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period.


IN WITNESS WHEREOF, I have affixed hereunto my signature this 28th day of February, 1999



                                   GREENPOINT CREDIT CORP.


                                   By__________________________________
                                         Mary Churley
                                         Assistant Vice President and Manager
                                         Investor Servicing